Exhibit 99.1

FOR IMMEDIATE RELEASE

SLEEP NUMBER CORPORATION TO ANNOUNCE
THIRD QUARTER 2024 RESULTS ON
OCTOBER 30TH

Minneapolis – (October 16, 2024) – Sleep Number Corporation (Nasdaq: SNBR) will release its fiscal third quarter results through September 28, 2024, after market close on Wednesday, October 30, 2024. Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT). To access the webcast, please visit the investor relations area of the Sleep Number website at https://ir.sleepnumber.com. The webcast replay will remain available for approximately 60 days.

About Sleep Number Corporation

Sleep Number is a wellness technology company. We are guided by our purpose to improve the health and wellbeing of society through higher quality sleep; to date, our innovations have improved nearly 16 million lives. Our wellness technology platform helps solve sleep problems, whether it’s providing individualized temperature control for each sleeper through our Climate360® smart bed or applying our 29 billion hours of longitudinal sleep data and expertise to research with global institutions.

Our smart bed ecosystem drives best-in-class engagement through dynamic, adjustable, and effortless sleep with personalized digital sleep and health insights; our millions of Smart Sleepers are loyal brand advocates. And our 3,800 mission-driven team members passionately innovate to drive value creation through our vertically integrated business model, including our exclusive direct-to-consumer selling in nearly 650 stores and online.

To learn more about life-changing, individualized sleep, visit a Sleep Number®
store near you, our newsroom and investor relations sites, or SleepNumber.com.

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Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com

Media Contact: Julie Elepano; julie.elepano@sleepnumber.com